Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
ENTRY INTO DEFINITIVE AGREEMENT TO MERGE
     Edison, New Jersey, September 30, 2008 – Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “Hanover”) announced today that on September 30, 2008, it had entered into a definitive agreement to merge with a subsidiary of Walter Industries, Inc. (NYSE:WLT) (“Walter”), a leading producer and exporter of U.S. metallurgical coal for the global steel industry.
     Walter plans to distribute 100 percent of its interest in its financing business, JWH Holding Company, LLC (“JWH Holding Company”), a wholly-owned subsidiary of Walter and parent company of Walter Mortgage Company and Jim Walter Homes, to its shareholders. Prior to this distribution, Jim Walter Homes will be sold or otherwise separated from JWH Holding Company and will not be part of the spin-off entity.
     JWH Holding Company has entered into a definitive agreement to merge with Hanover, with Hanover continuing as the surviving corporation. The merger will occur immediately following the spin-off and is structured such that the combined company will continue to operate as a publicly traded real estate investment trust (“REIT”). The new company will be named Walter Investment Management Corporation (“Walter Investment Management”).
     “Throughout this period of upheaval in the mortgage and financial markets we have worked to find the best solution for the shareholders and employees of Hanover. We believe that this is a great opportunity for all to move forward with the Walter transaction. Walter Mortgage Company brings a strong balance sheet and track record to the combined companies.” said Hanover’s Chairman and Chief Executive Officer, John A. Burchett.
     Following the merger, the Board of Directors of the surviving corporation will be comprised of seven directors divided into three classes, with six directors designated by JWH Holding Company and one director designated by Hanover, who is currently expected to be John Burchett, Hanover’s current President and Chief Executive Officer. Following the merger, Mark J. O’Brien, current Chief Executive Officer of JWH Holding Company, will become Chairman and Chief Executive Officer of the surviving corporation and Charles E. Cauthen, currently President of Walter Mortgage Company, will become the surviving corporation’s President and Chief Operating Officer. Mr. John Burchett and Ms. Irma Tavares, Hanover’s current Chief Operating Officer, will serve in a senior management capacity at the surviving corporation with an initial focus on generating fee income through HCP2, Hanover’s principal taxable REIT subsidiary.
     Following the merger, it is expected that the new company will be headquartered in Tampa, Fla.
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     The spin-off and merger are expected to be completed in early 2009. The transaction is anticipated to occur in three steps: the first, a spin-off of JWH Holding Company, is expected to be a tax-free stock distribution to Walter’s shareholders. The second step will be a taxable distribution of stock and cash from JWH Holding Company to its shareholders and the third step would be a merger between JWH Holding Company and Hanover. These actions will be executed in immediate succession at closing.
     The taxable distribution is required to comply with certain Internal Revenue Service (“IRS”) requirements for REITs. After the spin-off, taxable distribution and merger, Walter’s shareholders will own approximately 98.5 percent of Walter Investment Management’s publicly traded common stock. Shareholders of Hanover will own the remaining 1.5 percent. Walter Investment Management plans to apply to list its shares on the American Stock Exchange.
     The transaction is subject to certain closing conditions including, but not limited to, approval of the merger by Hanover’s shareholders, favorable rulings from the IRS, and the Securities and Exchange Commission (“SEC”) declaring effective the required S-4 registration statement and associated proxy filings by Hanover.
     The law firm of Thacher Proffitt & Wood LLP and investment banking firm of Keefe, Bruyette & Woods, Inc. are serving as advisors to Hanover on the transaction. The law firm of Simpson Thacher & Bartlett LLP and investment banker Moelis & Company are serving as advisors to Walter on the transaction.
     In connection with the merger, on September 30, 2008 Hanover entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”) with Walter and JWH Holding Company, as well as (ii) an exchange agreement (the “Taberna Exchange Agreement”) with Taberna Preferred Funding I, Ltd. (“Taberna”), (iii) an exchange agreement (the “Amster Exchange Agreement” and together with the Taberna Exchange Agreement, the “Exchange Agreements”) with Amster Trading Company and Ramat Securities, LTD (together, the “Amster Parties”), (iv) a voting agreement (the “Voting Agreement”) with Walter, JWH Holding Company, Mr. John Burchett, Ms. Irma Tavares and the Amster Parties, (v) a software license agreement (the “License Agreement”) with JWH Holding Company and (vi) a Third Amendment to Stockholder Protection Rights Agreement (the “Rights Plan Amendment”) with Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as successor rights agent, amending Hanover’s Stockholder Protection Rights Agreement, dated as of April 11, 2000, as amended by the First Amendment to Stockholder Protection Rights Agreement, dated September 26, 2001, and the Second Amendment to Stockholder Protection Rights Agreement, dated June 10, 2002. These agreements were entered into in connection with the proposed separation of Walter’s financing segment, including certain related insurance businesses, which currently is directly owned by JWH Holding Company, from Walter through a series of transactions culminating in a distribution of the limited liability interests in JWH Holding Company to a third party exchange agent on behalf of Walter’s stockholders, and the subsequent merger of JWH Holding Company into Hanover with Hanover continuing as the surviving corporation. Immediately prior to the merger, Hanover will consummate exchange transactions with each of Taberna and the Amster Parties pursuant to the Exchange Agreements.
     On September 26, 2008, in order to ensure that Hanover would have access to sufficient capital to acquire assets required to maintain its status as a REIT and not become an “investment company” under the Investment Company Act of 1940, JWH Holding Company and Hanover entered into a loan and security agreement (“Loan Agreement”), pursuant to which JWH Holding Company has made available to Hanover a revolving credit facility in an aggregate amount not to exceed $5 million, with each loan drawn under the facility bearing interest at a rate per annum equal to the 3 Month LIBOR as published in the Wall Street Journal for the Business Day previous to the date the request for such Loan is made plus 0.50%.
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     The facility is secured by a collateral account maintained pursuant to a related securities account control agreement (the “Control Agreement”), entered into by Hanover, JWH Holding Company and Regions Bank as securities intermediary, into which all of the assets purchased by Hanover with the proceeds of the loan will be deposited. The maturity of the loan is the earliest to occur of (i) February 15, 2009, (ii) the date upon which JWH Holding Company demands repayment and (iii) Hanover’s bankruptcy or liquidation.
     Taberna and the Amster Parties currently hold all of the outstanding trust preferred securities of Hanover Statutory Trust I (“HST-I”) and Hanover Statutory Trust II (“HST-II”), respectively, each in principal amounts of $20 million. HST-I holds all of the unsecured junior subordinated deferrable interest notes due 2035 issued by Hanover in March 2005 (the “HST-I Debt Securities”), and HST-II holds all of the fixed/floating rate junior subordinated debt securities due 2035 issued by Hanover in November 2005 (the “HST-II Debt Securities”). Hanover has entered into the Exchange Agreements with each of Taberna and the Amster Parties to acquire (and subsequently cancel) these trust preferred securities.
     Pursuant to the Taberna Exchange Agreement, as consideration for all of the outstanding trust preferred securities of HST-I, currently held by Taberna, Hanover will pay Taberna $2.25 million in cash, $250,000 of which was paid to Taberna upon the signing of the Taberna Exchange Agreement and the remainder of which will be paid upon the closing of the merger. Taberna will also be reimbursed by Hanover for its counsel fees up to $15,000 in the aggregate. Pursuant to the Amster Exchange Agreement, the Amster Parties have agreed to exchange their trust preferred securities in HST-II for 6,762,793 shares of Hanover common stock and a cash payment of $750,000. The Hanover common stock payable to the Amster Parties will be issued and the cash payment will be made immediately prior to the effective time of the merger.
     Hanover has entered into amendments to existing retention agreements with Mr. Harold McElraft, Hanover’s current Chief Financial Officer and Treasurer, Ms. Suzette Berrios, Hanover’s current Vice President and General Counsel and Mr. James Strickler, Hanover’s current Managing Director (“Retention Agreements”). These Retention Agreements require such employees to remain with Hanover through a specified date in order to qualify for retention payments thereunder. In addition, the Retention Agreements provide that the above-named employees are entitled to severance payments representing a percentage of their annual salary upon the occurrence of certain triggering events.
     Hanover and each of Mr. John Burchett, Hanover’s current President and Chief Executive Officer, and Ms. Irma Tavares, Hanover’s current Chief Operating Officer, entered into revised employment agreements which provide that Mr. Burchett’s and Ms. Tavares’s duties and responsibilities following the merger will be to assist Hanover and JWH Holding Company in the post-merger integration process (“Revised Employment Agreements”). In addition the Revised Employment Agreements provide that if the merger does not occur, the prior employment agreements of Mr. Burchett and Ms. Tavares will remain in effect, and the Revised Employment Agreements will be null and void.
     The foregoing descriptions of the merger and the Merger Agreement, the Loan Agreement, the Control Agreement, the Exchange Agreements, the Voting Agreement, the License Agreement, the Rights Plan Amendment, the Retention Agreements, the Revised Employment Agreements and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, the Loan Agreement, the Exchange Agreements, the Voting Agreement, the License Agreement, the Rights Plan Amendment, the Retention Agreements, and the Revised Employment Agreements (collectively, the “Agreements”). These documents will be filed as Exhibits to Hanover’s Form 8K, which it will file with the SEC to report upon these transactions.
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Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. Hanover invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit Hanover’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on Hanover’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of Hanover’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other securities filings by Hanover. Hanover’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Hanover undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.